Instil Bio Announces Oral Presentation of ITIL-306 Preclinical Data at British Society for Gene and Cell Therapy Annual Conference

Presented data showing that folate receptor α (FRα)-CoStAR enhanced activity of TILs against autologous NSCLC, ovarian, and renal tumors

ITIL-306, first CoStAR-TIL in clinical development, anticipated to resume clinical study in 2H 2023

Initial clinical data from ITIL-306 anticipated in 2024

DALLAS, TX, June 26, 2023 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil”) (NASDAQ: TIL), a clinical-stage biopharmaceutical company focused on developing tumor infiltrating lymphocyte, or TIL, therapies for the treatment of patients with cancer, today reported an oral presentation at the British Society for Gene and Cell Therapy Annual Conference, demonstrating that its proprietary CoStimulatory Antigen Receptor (CoStAR) platform enhances activity of TILs against autologous tumor.

The presentation highlighted CoStAR’s unique mechanism of action which results in greatly enhanced activity of TILs when activation occurs through both the native TCR and engineered CoStAR receptors. Additionally, novel data demonstrated that Instil’s FRα-CoStAR enhances activity of TILs against autologous tumors with varied expression of FRα including ovarian, renal, and non-small cell lung cancer tumors. The robust activity of NSCLC, ovarian, and renal carcinoma CoStAR-TILs against autologous tumor exceeded that of genetically unmodified melanoma TILs, as measured by secretion of IFNγ.

“The finding that CoStAR can enhance the anti-tumor reactivity of TILs in challenging tumor types such as non-small cell lung cancer even beyond that seen with melanoma TILs is compelling,” said Robert Hawkins, MBBS PhD, Head of Research and Development at Instil Bio. “These preclinical data continue to support our excitement around the anticipated resumption of the clinical study of ITIL-306 in patients with advanced cancers which express FRα.”

About Instil Bio

Instil Bio, Inc. (Nasdaq: TIL) is a clinical-stage biopharmaceutical company focused on developing TIL therapies for the treatment of patients with cancer. Instil has assembled an accomplished management team with a successful track record in the research, development and manufacture of cell therapies. Using its proprietary and optimized manufacturing processes at its in-house manufacturing facilities, Instil is developing a novel class of genetically engineered TIL therapies using its Co-Stimulatory Antigen Receptor, or CoStAR™, platform, including ITIL-306, a next-generation, genetically-engineered TIL therapy using the CoStAR platform, for multiple solid tumors. For more information visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “potential,” “projects,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying the therapeutic potential of our product candidates, our research, development and regulatory plans for our product candidates, including our expectations of CTA clearance from the MHRA, the timing of our ongoing and potential future clinical trials and studies and the availability and presentation of data therefrom, including our expectations concerning the initiation of, and timing of updates on, our ITIL-306 clinical trial in the United Kingdom, the potential for us to make submissions concerning, and for our product candidates to receive, regulatory approval from the FDA, MHRA or equivalent foreign regulatory agencies and whether, if approved, these product candidates will be successfully distributed and marketed, the anticipated sale or lease of our Tarzana, California manufacturing facility, our cash runway and quarterly cash burn, and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming cell therapy product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that Instil’s product candidates may otherwise not be effective treatments in their planned indications; macroeconomic conditions, including as a result of the ongoing COVID-19 pandemic, the ongoing conflict between Russia and Ukraine, bank failures and other factors, which could materially and adversely affect Instil’s business and operations, including Instil's ability to timely initiate, enroll and complete its ongoing and future clinical trials; the time-consuming and uncertain regulatory approval process; risks inherent in manufacturing and testing of cell therapy products; the sufficiency of Instil’s cash resources, and other risks and uncertainties affecting Instil and its development programs, including those discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 available on the SEC’s website at www.sec.gov, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to be filed with the SEC. Additional information will be made available in other filings that we make from time to time with the SEC. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

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